Exhibit 8.2

August 18, 2010

Buckeye GP Holdings L.P.
c/o ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, Massachusetts 02117
53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com
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Re:	Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as counsel to Buckeye GP Holdings L.P., a Delaware limited partnership (“Holdings”), in connection with the filing of a registration statement on Form S-4 (File No. 333-168090) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the acquisition of Holdings by Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), through a merger of MergerCo (as defined below) with and into Holdings (the “Merger”), as set forth in the Registration Statement, the form of joint proxy statement/prospectus contained therein (the “Prospectus”), and the Agreement and Plan of Merger, dated as of June 10, 2010 (the “Merger Agreement”), by and among the Partnership, Buckeye GP LLC, a Delaware limited liability company and the general partner of the Partnership, Grand Ohio, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“MergerCo”), Holdings, and MainLine Management LLC, a Delaware limited liability company and the general partner of Holdings. You have requested our opinion concerning certain statements in the Prospectus under the caption “Material Federal Income Tax Consequences of the Merger.”
     This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by Holdings as to factual matters through a certificate of an officer of Holdings (the “Officer’s Certificate”). In addition, this opinion is based upon facts, assumptions, warranties, statements and representations set forth in the Registration Statement and the Prospectus, and Holdings’ responses to our examinations and inquiries.
     In our capacity as counsel to Holdings, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all

August 18, 2010

signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.
     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other U.S. federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
     Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement, the Prospectus and the Officer’s Certificate, the statements in the Prospectus under the caption “Material Federal Income Tax Consequences of the Merger,” insofar as such statements relate to the holders of Holdings common units and purport to constitute summaries of U.S. federal income tax law and regulations or legal conclusions with respect thereto, accurately set forth the material U.S. federal income tax consequences to the holders of Holdings common units of the transactions contemplated in the Merger Agreement.
     No opinion is expressed as to any matter not discussed herein.
     This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Prospectus and the Officer’s Certificate, may affect the conclusions stated herein.
     This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement and the Prospectus. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of U.S. federal securities law.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Material Federal Income Tax Consequences of the Merger” and “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ LATHAM & WATKINS LLP